Agreement between Royce Biomedical Inc.("Royce") and GEV 2000

                   KFT ("GEV") dated the 1st day of March 2005

Pursuant to a certain Promissory Note dated September 30, 2002, ("Note"), between Royce Biomedical Inc. ("Royce") and XILI USA Inc. ("XILI") and the acquisition of the Note by Curvelo Trade & Finance Ltd. ("Curvelo") from XILI, that on February 14, 2005, GEV 2000 KFT ("GEV") has acquired $4,000.00 of the said Note.

Whereas GEV has demanded payment from Royce in the amount of $4,000.00 on February 28, 2005;

Whereas Royce acknowledges that the $4,000.00 is due to GEV and further that Royce acknowledges that it is in default of the terms of the said Note;

NOW THEREFORE, GEV agrees to accept and Royce agrees to issue four million (4,000,000) Shares of its Common Stock on March 1, 2005 in the full settlement of the $4,000.00 amount due. These shares shall be fully paid and non-assessable and will contain the following legend:

         The shares of stock represented by this agreement have not been registered under the Securities Act of 1933 (1933 Act) nor under any applicable state securities act and may not be offered or sold except pursuant to (i) an effective registration statement relating to such stock under the 1933 Act and any applicable state securities act, (ii) to the extent applicable, Rule 144 under the 1933 Act (or any similar rule under such act or acts relating to the disposition of securities), or (iii) an opinion of counsel satisfactory to the Corporation that an exemption from registration under Act or Acts is available.

/s/ Zsuzsa Horvath Gyozone                         /s/ Donald Gee
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GEV 2000 KFT                                       Royce Biomedical Inc.